Exhibit 3.2

AMENDMENT TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WEBFINANCIAL L. P.

THE UNDERSIGNED, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware,

DOES HERBY CERTIFY AS FOLLOWS:

FIRST:	The name of the Limited Partnership is: WebFinancial L.P.

SECOND:	Article “FIRST” and “THIRD” of the Certificate of Limited Partnership shall be amended as follows:

“FIRST”:                      The name of the Limited Partnership is:  Steel Partners Holdings L.P.”

“THIRD”:                     The name and mailing address of each general partner is as follows:

Name	Address

Steel Partners II GP LLC	590 Madison Avenue 32nd Floor New York, NY 10022”

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 2nd day of April, 2009.

STEEL PARTNERS II GP, LLC
Its General Partner

By:	/s/ Sanford Antignas
Name:	Sanford Antignas
Title:	Chief Operating Officer